UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2005

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2005, Central Garden & Pet Company (the “Company”) and Glenn W. Novotny, its President and Chief Executive Officer, entered into an Agreement to Protect Confidential Information, Intellectual Property and Business Relationships and a Post Employment Consulting Agreement. Forms of both of these agreements have been previously filed by the Company with the Securities and Exchange Commission.

In connection with his entry into these agreements, Mr. Novotny received 40,000 shares of Company common stock subject to restrictions on sale and transfer. The shares will vest, and the restrictions will lapse, as to 20% of the shares on November 7, 2008 and on the anniversary of that date in each of the four years following thereafter, conditioned upon Mr. Novotny’s continued employment with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Stuart W. Booth
Executive Vice President and Chief Financial Officer

Dated: November 11, 2005

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